Vertiv Completes CEO Succession
Giordano Albertazzi assumed role as CEO on January 1, 2023
Albertazzi confirms focus on operational excellence, profitable growth, high-performance culture, and innovation
Columbus, Ohio [January 3, 2023] – Vertiv (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today announced that on January 1, 2023, Giordano Albertazzi assumed the role of CEO, and was appointed to the Board of Directors.
“I’m honored to take the helm of Vertiv as CEO. I’m looking forward to working closely with our leadership team and employees around the world to continue to increase the value we create for our customers, further strengthen our financial performance and create long-term value for our shareholders,” said Albertazzi. “As I’ve shared with Vertiv employees, we will work to achieve our full potential by focusing on building a high-performance culture of collaboration and innovation; institutionalizing operational excellence and execution; and ultimately delivering profitable growth and improved cash flow.”
Dave Cote, Executive Chairman at Vertiv stated: “With more than two decades of operational and business experience at Vertiv and a track record of performance in both Europe and the Americas, Giordano is the right person to drive Vertiv forward. He was instrumental in driving significant operational and financial improvements while leading EMEA, and in the ongoing turnaround of the Americas. He understands how to build and maintain a high-performing culture. Giordano’s operational expertise and deep understanding of Vertiv’s business and customers will be pivotal in driving continued performance improvement while navigating macroeconomic uncertainty.”
As CEO, Albertazzi will aim to increase Vertiv’s relentless customer focus as it addresses the infrastructure and business needs of the data center, communication networks and industrial applications.
Albertazzi assumes the CEO role at a time of continued strong demand across Vertiv’s data center end markets. The company reported a record order backlog of $4.7 billion as of the end of the third quarter of 2022. Vertiv is a leader in providing thermal, power, IT management, and integrated solutions for global data center operators to meet ongoing consumer demand.
Vertiv announced its CEO succession plan in October 2022 and since then Albertazzi assumed the role of Chief Operating Officer, working closely with former CEO Rob Johnson ensuring a seamless transition.
In addition to becoming CEO, Albertazzi will also continue in his position as President, Americas, until a successor is named. In connection with Albertazzi transitioning out of the COO role, operational oversight will reside with regional Presidents to further focus on regional performance.
About Vertiv
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 24,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning Vertiv and its operations. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward- looking statements, whether as a result of new information, future events or otherwise.
CONTACT
Sara Steindorf
E Sara.steindorf@fleishman.com

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